U.S. Securities and Exchange Commission
                             Washington, D.C.  20549

                                    FORM 8K/A

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


Date  of  Report  (Date  of  earliest  event  reported):  September  9,  2003


                              DCM ENTERPRISES, INC.
         --------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

    Nevada                           0-49880                      95-4643533
------------------------  ---------------------------------  -------------------
(State  or  Jurisdiction                                      (I.R.S  Employer
of  Incorporation)                                           Identification No.)

                                        .
                            7473 WEST LAKE MEAD ROAD.
                             LAS VEGAS, NEVADA 89128
                             Telephone: 800-921-9881
          (Address and telephone number of principal executive offices)


This  8K/A  is  filed  as  an  amendment  to  an  8K  filed  on  9/12/03.

--------------------------------------------------------------------------------
The information contained in this Amendment to Current Report on Form 8-K/A supersedes all information contained in the Prior 8-K Reports except the Exhibits filed therewith, which were and remain valid and accurate. Persons reading this Current Report on Form 8-K/A should not rely on the information in the Prior 8-K Reports for any reason, including consideration of an investment in the Registrant's common stock. Any person relying on or using in any manner the information in the Prior 8-K Reports other than such exhibits in making an investment decision with respect to the common stock of the Registrant or for any other purpose does so at his, her or its own risk.
--------------------------------------------------------------------------------

ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS

In June 17th of 2002, DCM Enterprises, Inc. (the "Company" or "DCM") entered into an asset purchase agreement with Internet Business International, Inc., a Nevada Corporation ("IBII") for the purchase of assets consisting of equipment, inventory, and proprietary information used in the sale of sunglasses (hereinafter referred to as "Ace Optics") The purchase price consisted of 2,000,000 restricted shares of DCM common stock. However, due to a disagreement with a former officer and director of DCM, the Company was unable to take control of Ace Optics. Therefore, the transaction has been rescinded. On August 22nd, 2003, DCM and IBII entered into an agreement to compensate DCM for the rescinded Ace Optics agreement. A copy of this Agreement (hereinafter referred to as the "Compensation Agreement") is hereby attached to this 8K/A as Exhibit
2.1. Pursuant to the Compensation Agreement, IBII has agreed to compensate DCM in the amount of $760,000 in either cash, DCM stock, or in other assets mutually agreed upon. The amount owed under this agreement carries a 5% annual interest rate. The entire amount is owed and due on February 22, 2005. As of March 19, 2004, IBII has made payments to DCM pursuant to the Compensation Agreement as follows; a total of $130,852 in cash has been paid, a total of 150,000 shares of DCM shares have been returned, and equipment and tools valued at $126,846.45 were transferred to the Company. As of March 19, 2004, the total amount owed under the Agreement was approximately $427,000. DCM's Board of Directors approved the Compensation Agreement. Albert Reda, DCM's CEO and Director, also serves as IBII's CEO, Secretary, and Director. Matt Sebal, the Company's other Director, has no affiliation with IBII.


Asset  Purchase  and  Sale  of  Tools  and  Related  Equipment
-----------------------------------------------------------------------

DCM Enterprises, Inc. (the "Company") has entered into an asset purchase agreement for the purchase of various tools and equipment from Internet Business International, Inc., a Nevada Corporation ("IBII"). The total purchase price for the tools and related equipment was originally valued at $311,639.00. A copy of the Bill of Sale is hereby attached as Exhibit 10.1 to this filing. The tools were subsequently sold in an auction held in March of 2004 by Brian Testo Associates, LLC in California. The net proceeds of this sale equaled $126,846.45. By mutual agreement between DCM and IBII, the total amount credited pursuant to the Compensation Agreement was agreed to be $126,846.45. The Asset Purchase Agreement was approved by DCM's Board of Directors. Albert Reda, DCM's CEO and Director, also serves as IBII's CEO, Secretary, and Director. Matt Sebal, the Company's other Director, has no affiliation with IBII.


ITEM  5.  OTHER  EVENTS  AND  REGULATION  FD  DISCLOSURE

In June 17th of 2002, DCM Enterprises, Inc. (the "Company" or "DCM") entered into an asset purchase agreement with Internet Business International, Inc., a Nevada Corporation ("IBII") for the purchase of assets consisting of equipment, inventory, and proprietary information used in the sale of sunglasses (hereinafter referred to as "Ace Optics") The purchase price consisted of 2,000,000 restricted shares of DCM common stock. However, due to a disagreement with a former officer and director of DCM, the Company was unable to take control of Ace Optics. Therefore, the transaction has been rescinded. On August 22nd, 2003, DCM and IBII entered into an agreement to compensate DCM. A copy of this Agreement (hereinafter referred to as the "Compensation Agreement") is hereby attached to this 8K/A as Exhibit 2.1. Pursuant to the Compensation Agreement, IBII has agreed to compensate DCM in the amount of $760,000 in either cash, DCM stock, or in other assets mutually agreed upon. The amount owed under this agreement carries a 5% annual interest rate. The entire amount is owed and due on February 22, 2005. As of March 19, 2004, IBII has made payments to DCM pursuant to the Compensation Agreement as follows; a total of $130,852 in cash has been paid, a total of 150,000 shares of DCM shares have been returned, and tools valued at $126,846.45 were transferred to the Company. As of March 19, 2004, the total amount owed under the Agreement was approximately $427,000. DCM's Board of Directors approved the Compensation Agreement. Albert Reda, DCM's CEO and Director, also serves as IBII's CEO, Secretary, and Director. Matt Sebal, the Company's other Director, has no affiliation with IBII.

ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS

(C)  Exhibits

2.1      Compensation  Agreement  with  IBII  (August  22,  2003)
10.1     Bill  of  Sale  (August  29,  2003)


                                   SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       DCM  Enterprises,  Inc.

Dated:  March  22,  2004               By:  /s/  Matt Sebal
                                            -------------------
                                            Matt  Sebal
                                            President